Exhibit 32.2

Certification of Principal Financial and Accounting Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this Annual Report on Form 10-K for the year ended December 31, 2022 (the “Report”) of VS Trust (the “Registrant”) and each of its series, as filed with the U.S. Securities and Exchange Commission on the date hereof, I, Justin Young, the Principal Financial and Accounting Officer of the Registrant, hereby certify, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 28, 2023	By:	/s/ Justin Young
	Name:	Justin Young
	Title:	Principal Financial and Accounting Officer
VS Trust